Exhibit 5


                                   LAW OFFICES


                           DRINKER BIDDLE & REATH LLP
                         SUITE 300, 1000 WESTLAKES DRIVE
                         BERWYN, PENNSYLVANIA 19312-2409
                              Phone (610) 993-2200
                               Fax (610) 993-8585


                                 August 13, 1997


Urban Outfitters, Inc.
1809 Walnut Street
Philadelphia, PA  19103


Gentlemen:

     We have acted as counsel to Urban Outfitters, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 1,250,000 shares of Common Shares of the Company, par value $.0001 per share (the "Shares"), issuable upon the exercise of options granted under the Company's 1997 Stock Option Plan (the "Plan").

     In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its By-Laws, resolutions of its Board of Directors and shareholders, the Plan, and such other documents and corporate records as we have deemed appropriate in the circumstances.

     Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company upon the exercise of stock options properly granted under the Plan has been duly authorized by the necessary corporate action of the Board of Directors and shareholders of



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the Company, and such Shares, upon exercise of such options and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.

     The opinions expressed herein are limited to the federal laws of the United States and the laws of Pennsylvania.

     We consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission.

     We advise that Harry S.Cherken, Esquire, a partner in our firm, is a director of the Company.


                                         Very truly yours,


                                        /s/ DRINKER BIDDLE & REATH LLP
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                                        DRINKER BIDDLE & REATH LLP


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